EXHIBIT 10.1


                       DATED THE 28TH DAY OF NOVEMBER 2003




                  (1) IMMTECH INTERNATIONAL, INC.


                         and



                  (2) MR. CHAN KON FUNG



                      and



                  (3) SUPER INSIGHT LIMITED



--------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT

                              relating to shares in

                              SUPER INSIGHT LIMITED

--------------------------------------------------------------------------------













                         Heller Ehrman White & McAuliffe
                                   35th Floor
                               One Exchange Square
                           8 Connaught Place, Central
                                    Hong Kong
                              Tel: (852) 2292-2000
                              Fax: (852) 2292-2200

THIS AGREEMENT is made on the 28th day of November 2003

BETWEEN

(1) IMMTECH INTERNATIONAL, INC., a company incorporated in Delaware with its principal place of business at 150 Fairway Drive, Suite 150, Vernon Hills, IL 60061, United States of America (the "Purchaser");

(2) Mr. CHAN KON FUNG of Flat B, 16th Floor, 132 Broadway, Mei Foo Sun Chuen, Kowloon, Hong Kong (the "Seller"); and

(3) SUPER INSIGHT LIMITED [CHINESE SYMBOLS], a company incorporated in the British Virgin Islands under the International Business Companies Act of the British Virgin Islands with Certificate of Incorporation numbered 539689 whose registered office is at the offices of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Company").

WHEREAS

(A) As at the date hereof the Company has an authorised share capital of US$50,000.00 divided into one class of 50,000 ordinary shares of US$1.00 each, of which 100 shares of the Company have been issued and are fully paid up. Further particulars of the Company are set out in Schedule 1.

(B) Immtech Life Science Limited [CHINESE SYMBOLS] is a company incorporated in Hong Kong under the Companies Ordinance with registered number 851160 whose registered office is at 35th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong ("Life Science"), and as at the date hereof has an authorized share capital of HK$10,000.00 divided into one class of 10,000 ordinary shares of HK$1.00 each, of which 100 shares have been issued to the Company and are fully paid up.

(C) The Company beneficially owns, free and clear of any lien, charge or encumbrance, 100 shares of Life Science, of which 99 shares are registered in the name of the Company and 1 share is registered in the name of Professional Corporate Services Limited as the nominee of the Company.

(D) It is a condition to Completion (as defined hereinunder) that Life Science shall possess good title to the Properties (as defined hereinunder) free and clear of all claims, charges, mortgages, liens, encumbrances, leases, tenancies, options, covenants, restrictions, conditions or other agreements affecting the Properties and have exclusive and unfettered possession of the Properties.

(E) The Purchaser beneficially owns, free and clear of any lien, charge or encumbrance, 9,659,200 Shares of Lenton Fibre Optics Development Limited, a company incorporated in Hong Kong under the Companies Ordinance with registered number 673085 whose registered office is at 3rd Floor, A.I.E. Building, No. 33 Connaught Road, Central, Hong Kong ("Lenton").

(F) The Purchaser wishes to purchase from the Seller, and the Seller wishes to sell to the Purchaser, the Transaction Shares (as hereinafter defined) and the Immtech Hong Kong Shares (as hereinafter defined) and therefor Immtech Hong Kong's interest in Immtech Therapeutics upon the terms and conditions set forth herein.

(G) The Seller has agreed to guarantee the obligations of the Company hereunder.

NOW IT IS HEREBY AGREED as follows:-

1.    INTERPRETATION

1.01  In this Agreement, unless the context requires otherwise:-

"Accounting Date" means 30th September 2003;

"Accounts" means the management balance sheet of the Company made up as at the Accounting Date and the management profit and loss account of the Company for the year ended on that date, copies of which are annexed hereto and initialed for the purposes of identification by the parties hereto [please provide];

"Agreement" means this agreement as amended, modified, varied or supplemented from time to time;

"Appraisal" means a real estate appraisal of the Properties by a recognized appraiser in the geographic region of the Properties certifying that the value of the Properties is not less than the sum of the net book value of the Consideration Shares on the books of the Purchaser plus US$400,000.00.

"Business Day" means any day on which banks in Hong Kong are open for business other than a Saturday;

"Companies Ordinance" means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong);

"Completion" means completion of the purchase of the Transaction Shares and the Immtech Hong Kong Shares as specified in Clause 5;

"Completion Date" means the Business Day falling not more than three Business Days after all the conditions set out in Clause 4 have been satisfied or waived, as applicable (or such other date as the parties may agree in writing prior to Completion);

"Consideration Shares" means 9,659,200 shares in the capital of Lenton as beneficially owned by the Purchaser or its nominee as at the date hereof;

"Deed of Indemnity" means the deed in the form set out in Schedule 4;

"HK$" means Hong Kong dollars, the lawful currency of Hong Kong;

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China;

"PRC" means the People's Republic of China;

"Properties" means the properties particulars of which are set out in Schedule
2;

"Purchase Consideration" means the consideration payable for the Transaction Shares as specified in Clause 3;

"Shares" means ordinary shares of US$1.00 each in the share capital of the Company;

"Taxation" means and includes all forms of tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof;

"Transaction Shares" means 100 Shares to be sold by the Seller to the Purchaser pursuant to this Agreement; and

"US$" means United States dollars, the lawful currency of the United States of America.

1.02 References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification).

1.03 References herein to Clauses and Schedules are to clauses in and schedules to this Agreement unless the context requires otherwise and the Schedules to this Agreement shall be deemed to form part of this Agreement.

1.04 The expressions "the Purchaser", the "Company" and "the Seller" shall, where the context permits, include their respective successors and permitted assigns.

1.05 All representations, warranties, undertakings, indemnities, covenants, agreements and obligations given or entered into by more than one person are given or entered into severally and not jointly.

1.06 The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.07 Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing one gender include the other gender.

1.08 A document expressed to be "in the approved terms" means a document the terms of which have been approved by or on behalf of the parties hereto and a copy of which has been signed for the purposes of identification by or on behalf of the parties hereto.

1.09 Words and phrases the definitions of which are contained or referred to in
Section 2 of the Companies Ordinance, when used in this Agreement, shall be construed as having the meanings thereby attributed to them.

2.    PURCHASE OF TRANSACTION SHARES

2.01 Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase the Transaction Shares from the Seller at the Purchase Consideration payable in accordance with this Agreement and the Seller hereby agrees to sell the Transaction Shares to the Purchaser on the Completion date at the Purchase Consideration payable in accordance with this Agreement. No actions to be taken at the Completion shall be deemed to have occurred until all have occurred, and when all have occurred they shall be deemed to have occurred simultaneously.

2.02 The Transaction Shares shall be sold free from all liens, charges, third party rights and encumbrances of whatever nature and with all rights now or hereinafter attaching thereto, and shall be transferred to the Purchaser and/or its nominee and be recorded in the statutory registers of the Company and will accordingly rank pari passu for all dividends and other distributions hereafter declared, made or paid on the issued ordinary share capital of the Company on and with effect from Completion.

2.03 The Company and the Seller represent and warrant to the Purchaser that all necessary resolutions have been passed and other steps and actions have been taken to approve the transfer of the Transaction Shares and the record the Purchaser and/or its nominee as shareholder(s) of the Transaction Shares on the statutory registers of the Company.

2.04 The Company and the Seller hereby confirm that no person or entity, as of the date of this Agreement, has or will have, from the date of this Agreement to the Completion Date, any right to purchase or subscribe for any Shares, including the Transaction Shares, or any right to request or be allotted or issued Shares from either the Seller or the Company, or any other shares of the Company (including but not limited to shares of the Company in a class different from that of the Shares).

3.    CONSIDERATION

The consideration for the Transaction Shares shall be US$400,000.00 in cash plus the Consideration Shares.

4.    CONDITIONS

4.01  Completion shall be conditional upon:

      (a) the Purchaser obtaining the consent to its execution of this Agreement from its Board of Directors in a form and in terms satisfactory to it;

      (b) Life Science having acquired full title to the Properties free and clear of all claims, charges, mortgages, liens, encumbrances, leases, tenancies, options, covenants, restrictions, conditions or other agreements affecting the Properties and has obtained exclusive and unfettered possession of the Properties;

      (c) the Purchaser being satisfied with the results of its due diligence investigations into the Company; and

      (d) all representations, warranties and undertakings of the Seller and the Company being true, correct and complete as of the Completion Date.

4.02 The Purchaser shall have the discretion to waive all or any part of the conditions set out in Clause 4.01 and any such waiver shall only be effective if made in writing and may be subject to such conditions as the Purchaser deems fit. Unless so waived, the parties (to the extent that each is able) shall use all reasonable endeavours to procure the fulfillment of the conditions in Clause
4.01 by the date referred to in Clause 4.03.

4.03 If the conditions set out in Clause 4.01 are not fulfilled or waived, as applicable, for any reason whatsoever within 90 days from the date of this Agreement, the Purchaser or the Seller, as the case may be, shall have the right to terminate this Agreement and upon the exercise of such right, this Agreement (save for this Clause 4.03, Clause 7.04, Clause 8, Clause 9.03, Clause 10, Clause 16.01 and Clause 16.02) shall forthwith be terminated and none of the parties to this Agreement shall have any claim against any other party hereto save for any antecedent breach.

5.    COMPLETION

5.01 Subject to this Agreement becoming unconditional in all respects, Completion shall take place at 35th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong on the Completion Date or at such other place and time as shall be mutually agreed by the parties, time in either case being of the essence.

5.02 The Company and the Seller represent and warrant to the Purchaser that (i) the Company and the Seller have the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; (ii) this Agreement has been duly executed and delivered by the Company and the Seller, and constitutes a legal, valid and binding obligation of each of them, enforceable in accordance with its terms; (iii) the Seller has good and marketable title to the Transaction Shares free of liens, charges and encumbrances; (iv) the shareholders of the Company have approved, at a duly called and held shareholders' meeting, all actions and documents necessary and convenient to the completion of the transactions described herein; and (v) the Board of Directors of the Company has resolved and approved, at a duly called and held meeting of the Company's Board of Directors, all actions and documents necessary and convenient to the completion of the transactions described herein and to enter the name(s) of the Purchaser and/or its nominee(s) in the register of members of the Company as holders of the Transaction Shares.

5.03 At Completion, the Seller shall deliver or cause to be delivered to the Purchaser:-

      (a) a duly executed instrument of transfer and contract notes in respect of the Transaction Shares in favour of the Purchaser or its nominee(s);

      (b) original share certificate in respect of 100 Shares in the name of the Seller;

      (c) such other documents as may be required to give the Purchaser or its nominee(s) good title to the Transaction Shares free from all liens, charges, equities, encumbrances and third party rights of any nature and to enable the Purchaser or its nominee(s) to become the registered holders thereof;

      (d) a copy, certified as true and complete by a director of the Company, of each of the minutes of the shareholders' meeting and the board meeting of the Company referred to in Clause 5.02 above;

      (e) the Land Grant Contract and Title Certificate and other title documents and approvals to the Properties, showing title to the Properties to be in Life Science, for safekeeping on behalf of the Company and Life Science;

      (f)   the Deed of Indemnity duly executed by the Seller; and

      (g) a cheque drawn in favour of the Government of Hong Kong for the full payment of the Seller's share of stamp duty in respect of the Consideration Shares.

5.04  At Completion, the Purchaser shall deliver to the Seller:-

      (a) a bankers' draft in the amount of US$200,000.00 drawn on a prime bank in Hong Kong in favour of the Seller or as it may direct in writing (whose receipt shall be an absolute discharge thereof) in satisfaction of half of the cash part of the consideration as stipulated in Clause 3;

      (b) a duly executed instrument of transfer and contract notes in respect of the Consideration Shares in favour of the Seller or its nominee(s);

      (c) original share certificates in respect of the Consideration Shares in the name of the Purchaser or its nominee; and

      (d) a signature page to the Deed of Indemnity duly executed by the Purchaser.

5.05 Nothing provided for in Clause 5.03 above to occur at Completion shall be deemed to have occurred until all provided therein to occur at Completion shall have occurred and when all such have occurred, all shall be deemed to have occurred simultaneously.

5.06 Without prejudice to any other remedies available to the Purchaser, if in any respect the provisions of Clause 5.02 and Clause 5.03 are not complied with (other than as a result of the willful default of the Purchaser) by the Company or the Seller (as the case may be) on the Completion Date, the Purchaser may:-

      (a) defer Completion to a date not more than 28 days after the Completion Date (so that the provisions of Clause 5.03, Clause 5.04 and Clause 5.05 shall apply to Completion as so deferred); or

      (b) proceed to Completion so far as practicable (without prejudice to its rights hereunder); or

      (c)   rescind this Agreement.

6.    FURTHER OBLIGATIONS OF THE SELLER & THE PURCHASER

6.01 The Seller shall procure that the business of the Company be operated in a manner consistent with past practices during the period from the date hereof until Completion.

6.02 Between the date hereof and Completion, the Seller shall not, and shall procure that the Company shall not, without the prior consent in writing of the Purchaser, enter into any contracts or hire any employee or incur any single expenditure in excess of US$2,000.00 or an aggregate expenditure in excess of US$2,000.00.

6.03 The Seller undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Company) against any claim which may be brought by any of the directors of the Company who resign or are intended to resign.

6.04 The Seller shall forthwith upon Completion:

      (a) procure that four additional directors, all of whom shall be the nominees of the Purchaser, be appointed to the board of directors of the Company, and the Seller shall, upon such appointment, forthwith resign as a director of the Company with immediate effect;

      (b) procure that four additional directors, all of whom shall be the nominees of the Purchaser, be appointed to the board of directors of Life Science;

      (c) procure Professional Corporate Services Limited to resign from the board of directors of Life Science;

      (d) procure that the name of the building of which the Properties form part of be changed to "Immtech Building" within nine (9) months of the execution of this Agreement by all the parties hereto, and agree to any future change of name of such building which may be proposed by the Purchaser as the Purchaser may be entitled or empowered to effect such change directly or indirectly through any subsidiary or entity or otherwise; and

      (e) procure that the Deed of Mutual Covenant relating to the building of which the Properties form part of be signed by the relevant parties thereto and procure those relevant parties to do all such acts as are necessary (including the signing of the relevant letters of authorization) for the formation of the owners' committee stipulated in the Deed of Mutual Covenant referred to in this Clause.

6.05 The Seller shall pay all taxes and fees in respect of the Properties until such time as the pharmaceutical manufacturing facility is constructed therein and all operational permits in respect of such facility have been obtained.

6.06 The Purchaser shall, within two (2) months of the execution of this Agreement by all the parties hereto, deliver to the Seller a bankers' draft in the amount of US$200,000.00 drawn on a prime bank in Hong Kong in favour of the Seller or as it may direct in writing (whose receipt shall be an absolute discharge thereof) in satisfaction of the remaining half of the cash part of the consideration as stipulated in Clause 3.

7.    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.01 The Company and the Seller hereby represent, warrant and undertake to the Purchaser (to the intent that the provisions of this Clause 7 shall continue to have full force and effect notwithstanding Completion) in the terms set out in Clause 2, Clause 5, this Clause 7 and in Schedule 3 and acknowledge that the Purchaser, in entering into this Agreement, is relying on such representations, warranties and undertakings and that the Purchaser shall be entitled to treat the same as conditions to the obligations of the Purchaser under this Agreement.

7.02 The representations, warranties and undertakings set out in Clause 2, Clause 5, this Clause 7 and in each paragraph of Schedule 3 shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything in this Agreement or the Schedules.

7.03 The representations, warranties and undertakings set out in Clause 2, Clause 5, this Clause 7 and in each paragraph of Schedule 3 shall be true and complete as of the date hereof and shall be deemed to be repeated as at Completion as if all references therein to the date of this Agreement were references to the date of Completion.

7.04 The Seller hereby undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Company) against any loss or liability suffered by the Purchaser as a result of or in connection with any breach of the said representations, warranties and undertakings including, but not limited to, any diminution in the value of the assets of and any payment made or required to be made by the Purchaser or the Company and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies of the Purchaser in relation to any such breach of representation, warranty or undertaking and all such other rights and remedies are hereby expressly reserved to the Purchaser.

7.05 The Seller represents and warrants that (i) the business of the Company shall be operated in a manner consistent with past practices during the period from the date hereof until Completion; and (ii) between the date hereof and Completion, the Company shall not, without the prior consent in writing of the Purchaser, enter into any contracts or hire any employee or incur any single expenditure in excess of US$2,000.00 or an aggregate expenditure in excess of US$2,000.00.

7.06 The representations, warranties and undertakings set out in Clause 2, Clause 5, this Clause 7 and in each paragraph of Schedule 3 shall be deemed to be repeated in respect of Life Science and all other subsidiaries and associates of the Company so that all references therein to the Company shall be taken as references to Life Science and all other subsidiaries and associates of the Company so far as applicable.

8.    GUARANTEE

8.01 In consideration of the Purchaser entering into this Agreement, the Seller as primary obligor hereby unconditionally and irrevocably guarantees by way of continuing guarantee to the Purchaser the due and punctual performance and observance by the Company of all obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants under or pursuant to this Agreement and agrees to indemnify and keep indemnified the Purchaser in full from and against all liabilities, losses, damages, claims, costs and expenses (including all legal costs and expenses on a full indemnity basis) which the Purchaser may suffer through or arising from any breach or non-fulfillment by the Company of such obligations, commitments, undertakings, agreements, representations, warranties, indemnities or covenants or as a result of the failure by the Company to make any payment under the Agreement when due or as a result of any of such obligations, commitments, undertakings, agreements, representations, warranties, indemnities or covenants of the Company being or becoming void, voidable or unenforceable for any reason whatsoever (whether or not known to the Purchaser), the amount of such costs, expenses, losses or damages being the amount which the Purchaser would have otherwise been entitled to recover from the Company together with all expenses which the Purchaser may incur in proceeding against the Company.

8.02 The Seller, as primary obligor, unconditionally and irrevocably agrees that if and whenever the Company defaults for any reason whatsoever in the performance of any obligation or liability undertaken or expressed to be undertaken by it under or pursuant to this Agreement, the Seller shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits shall be conferred on the Purchaser as it would have received if such obligation or liability had been duly performed and satisfied.

8.03 The guarantee and indemnity set out in this Clause shall be a continuing security to the Purchaser for all obligations, commitments, undertakings, representations, warranties, indemnities and covenants on the part of the Company under or pursuant to this Agreement notwithstanding any settlement of account or other matter or thing whatsoever and is in addition and without prejudice to and not in substitution for any rights or security which the Purchaser may now or hereafter have or hold for the performance and observance of the obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants of the Company under or in connection with this Agreement.

8.04 As a separate and independent stipulation, the Seller agrees that any obligation expressed to be undertaken by the Company under this Agreement (including, without limitation, any monies expressed to be payable under this Agreement) which may not be enforceable against or recoverable from the Company by reason of any legal limitation, disability or incapacity or any other fact or circumstance shall nevertheless be enforceable against or recoverable from the Seller as though the same has been incurred by the Seller and that the Seller was the principal obligor in respect thereof and shall be performed or paid by the Seller in accordance with the terms of this Agreement.

8.05 The obligations of the Seller under this Clause shall not be affected by any matter or thing which but for this provision might operate to affect or prejudice those obligations, including without limitation:

      (a) any time or indulgence granted to, or composition with, the Company or any other person;

      (b) the taking, variation, renewal or release of, or neglect to perfect or enforce this Agreement or any right, guarantee, remedy or security from or against the Company or any other person;

      (c) any unenforceability or invalidity of any obligation of the Company, so that this Clause shall be construed as if there were no such unenforceability or invalidity;

      (d) the liquidation, winding-up, receivership or bankruptcy of the Company or the bankruptcy or individual voluntary arrangement or any similar arrangement of the Seller; and

      (e) any other act, matter, event or omission which, but for this provision, would or might operate to discharge, impair or otherwise affect the Seller's liabilities hereunder.

            The Seller waives any right available to it under any applicable law which is inconsistent with any provision of this Clause 8 or which might otherwise require the Purchaser to proceed against the Company or any other person before making a demand on the Seller.

8.06 So long as any of the obligations, commitments, undertakings, agreements, representations, warranties, indemnities and covenants of the Company under or pursuant to this Agreement remains outstanding the Seller shall not exercise any right of subrogation or any other right of a surety or enforce any security or other right or claim against the Company or any other person whether in respect of its liability under this Clause 8 or otherwise or claim in the insolvency, liquidation or bankruptcy of the Company in competition with the Purchaser.

8.07 All payments under this Clause 8 shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required to be made from any such payment the Seller shall, together with such payment, pay to the Purchaser such additional amount as is necessary to ensure that the Purchaser receives the full amount due hereunder.

8.08 Notwithstanding anything to the contrary herein, the aggregate maximum liability of the Seller in respect of any claims that may be made against him hereunder and under other provisions of this Agreement shall be limited to ten million United States dollars (US$10,000,000.00).

9.    ACCESS TO INFORMATION

9.01 From the date of this Agreement until Completion, the Purchaser, its professional advisers and appointed representatives shall have the right upon prior appointment to visit the facilities of the Company as they reasonably require so as to:

      (a) verify the accuracy of the representations, warranties and undertakings of the Seller or the Company contained herein;

      (b)   check the existence and condition of the assets thereat; and

      (c) carry out a review of and investigation into the history, assets, liabilities, financial condition, contracts, commitments and the business of the Company.

9.02 The Company and the Seller hereby undertake with the Purchaser to ensure that any information and documents required by the Purchaser or its professional advisers or appointed representatives for the purposes of such review and investigation referred to in Clause 9.01 shall be promptly made available, and copies of such information and documents shall be permitted to be made by the Purchaser or its professional advisers or appointed representatives. The information and documents referred to under this Clause 9 include, but shall not be limited to:

      (a)   the books of account of the Company including all accounts ledgers;

      (b)   the statutory books of the Company or copies thereof;

      (c)   a list of the assets, liabilities and receivables of the Company;

      (d) details of all bank accounts of the Company (including the name and address of the bank with whom the account is kept and the number and nature of the account) and a statement of the credit and debit balance thereon as at the close of business on the date of this Agreement;

      (e) copies of all licenses, agreements, agencies or all other documents which affect the Company;

      (f) copies of all banking facility documentation entered into by the Company, if any;

      (g) copies of all guarantees and any security documents entered into by the Company, if any; and

      (h)   all financial statements and accountants work papers of the Company.

9.03 The Purchaser hereby undertakes with the Company that it will not, prior to Completion and save as required by law, make use of or disclose or divulge any information relating to the Seller or the Company obtained by it or its representatives pursuant to this Clause 9 to persons other than its own officers, employees or professional advisers. Notwithstanding the foregoing, the Purchaser undertakes to keep strictly confidential the business affairs and prospects of the Seller and the Company unless any announcement or disclosure is required to be made by law or any regulatory authority to which the Purchaser is subject and in such event, the Purchaser shall consult with the Seller and the Company before making any such announcement or disclosure.

10.   RESTRICTION ON ANNOUNCEMENTS

Each of the parties hereto undertakes that prior to Completion and thereafter it will not (save as required by law or any rule of any relevant stock exchange or any regulatory authority to which it is subject) make any announcement in connection with this Agreement unless all the other parties hereto shall have given its consent to such announcement (which consent may not be unreasonably withheld or delayed and may be given either generally or in a specific case or cases and may be subject to conditions).

11.   COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.   ENTIRE AGREEMENT

This Agreement is the entire agreement among the parties, and, when executed by the parties hereto, supersedes all prior agreements, understandings and communications, either verbal or in writing, among the parties hereto with respect to the subject matter contained herein. Any amendment or variation of this Agreement must be in writing and duly signed by the parties hereto.

13.   WAIVER

Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by all the other parties hereto, but no failure or delay by the Purchaser in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Purchaser of any breach by the Company or the Seller of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

14.   ASSIGNMENT

This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of all the other parties hereto.

15.   FURTHER ASSURANCE

Each party hereto shall do and perform or cause to be done and performed such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto may reasonably request in order to give full effect to the terms of this Agreement.

16.   MISCELLANEOUS

16.01 Governing Law: Arbitration

      (a) Any dispute arising out of or in connection with this Agreement shall be exclusively settled by confidential arbitration in Hong Kong at the Hong Kong International Arbitration Centre according to its rules. The arbitration shall be conducted by three arbitrators, one selected by the Purchaser, one selected by the Seller and the third by the two so selected within 21 days from the date the relevant dispute arises. The judgment of a majority of the arbitrators may be entered and enforced in any court of competent jurisdiction. The arbitrators shall have no authority to amend this Agreement.

      (b) This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong, without regard to its laws regarding conflict of laws.

      (c) The allocation of the costs relating to the arbitration as contemplated in this Clause 16.01 shall be determined by the decree of a majority of the arbitrators.

16.02 Notices

      Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five (5) Business Days' prior written notice specified to the other parties):

                  To the Purchaser:-

                  Name:                   IMMTECH INTERNATIONAL, INC.
                  Address:                150 Fairway Drive, Suite 150,
                                          Vernon Hills, IL 60061,
                                          United States of America
                  Fax Number:             (001)-847-573-8288
                  Attention:              Mr. T. Stephen Thompson


                  To the Seller:-

                  Name:                   MR. CHAN KON FUNG
                  Address:                Flat B, 16th Floor, 132 Broadway,
                                          Mei Foo Sun Chuen, Kowloon, Hong Kong
                  Fax Number:             (852) 2541 5381


                  To the Company:

                  Name:                   SUPER INSIGHT LIMITED
                  Address:                35th Floor, One Exchange Square,
                                          8 Connaught Place, Central
                                          Hong Kong
                  Fax Number              (852) 3102-0698
                  Attention:              Ms. Lau Ching Yin Judy

16.03 Rescission

      Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to any other rights and remedies available to it.

16.04 Costs

      Each party to this Agreement shall bear its own costs of and incidental to this Agreement and the transactions contemplated hereunder provided that if the Purchaser shall lawfully exercise any right hereby conferred to rescind this Agreement the Seller shall indemnify the Purchaser against all costs and expenses without limiting to other remedies available at law or in equity, incurred in the preparation of this Agreement.

16.05 Time of the Essence

      Time shall be of the essence as regards any date or period mentioned in this Agreement or any date or period substituted for the same by agreement of the parties hereto or otherwise.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.




SIGNED by                           )
/s/ T. Stephen Thompson             )
---------------------------         )
T. Stephen Thompson                 )
for and on behalf of                )
IMMTECH INTERNATIONAL, INC.         )
                                    )
in the presence of :-               )






SIGNED by                           )
/s/ Chan Kon Fung                   )
--------------------------          )
MR. CHAN KON FUNG                   )
                                    )
in the presence of:-                )

/s/ Carson Wen
---------------------------
Carson Wen
Solicitor, Hong Kong SAR
Heller Ehrman White & McAuliffe


SIGNED by                           )
/s/ Chan Kon Fung                   )
---------------------------         )For and on behalf of
Chan Kon Fung                       )SUPER INSIGHT LIMITED
for and on behalf of                )
SUPER INSIGHT LIMITED               )        /s/ Chan Kon Fung
                                    )------------------------------------
in the presence of :-               )             Authorized Signature(s)

/s/ Carson Wen
---------------------------
Carson Wen
Solicitor, Hong Kong SAR
Heller Ehrman White & McAuliffe

                                   SCHEDULE 1

                           Particulars of the Company

Name:                            SUPER INSIGHT LIMITED

Number:                          539689

Date of Incorporation:           28 March 2003

Place of Incorporation:          British Virgin Islands

Registered Office:               the offices of Offshore Incorporations Limited,
                                 P.O. Box 957, Offshore Incorporations Centre,
                                 Road Town, Tortola, British Virgin Islands

Authorized Share Capital:        US$50,000.00 divided into one class of 50,000
                                 ordinary shares of US$1.00 each

Issued Share Capital:            US$100.00 divided into one class of 100
                                 ordinary shares of US$1.00 each as at the date hereof

Director:                        Mr. Chan Kon Fung


                          No. of Shares held
Shareholder               as at the date hereof
-----------               ---------------------

Mr. Chan Kon Fung                  100

                                   SCHEDULE 2

                                 The Properties

                                                               Real Estate
 Description of the                                         Certificate Nos.
     Properties           Address            Land No.      of the Properties
 ------------------       -------            --------      -----------------

The first and            Taohua Road,       B105-29-2      Shenfangdizi No.
second floors            Futian Bonded                     9000305 and
of [CHINESE              Zone, Shenzhen,                   Shenfangdizi No.
SYMBOLS]                 People's Republic                 9000306
                         of China

                                   SCHEDULE 3

                 Representations, Warranties and Undertakings

Corporate Matters

1. The Company has been duly incorporated and is validly existing under the laws of the British Virgin Islands and has full power, authority and legal right to own its assets and carry on its business in the manner presently conducted and the Company is not in receivership or liquidation, it has taken no steps to enter into liquidation and no petition has been presented for winding up the Company and there are no grounds on which a petition or application could be based for the winding up or appointment of a receiver of the Company or any part of its business or assets.

2. The Company does not have any subsidiary or own directly or indirectly, any equity security or other interests in any company partnership or other business entity, except being the sole beneficial shareholder of Life Science.

3. There are no options, warrants, convertible securities or other rights or agreements outstanding which call for the issue or purchase of or accord to any person (i) the right to call for the issue of any Shares in the capital of the Company or the issue of any such options, warrants, convertible securities or rights; or (ii) the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over the Shares or any shares in the capital of the Company.

4. A copy of the Memorandum of Association and Articles of Association of the Company which has been produced to the Purchaser are accurate and complete in all material respects and have attached to it copies of all resolutions and agreements which are required to be so attached. The Company has complied with its Memorandum of Association and Articles of Association in all material respects and none of the activities, agreements, commitments or rights of the Company is ultra vires or unauthorised or in violation of any applicable laws.

5. Each of the Seller and the Company has full power and authority and all necessary consents, approvals and authorisations to empower it to enter into this Agreement and to incur and perform fully the obligations provided for herein and (in the case of the Seller only) to sell the Transaction Shares and to incur and perform fully the obligations provided in the Deed of Indemnity.

6. This Agreement has been duly executed and delivered by the Seller and the Company and constitutes valid and binding obligations of the Seller and the Company and enforceable against them respectively in accordance with its terms.

7. The Transaction Shares will, upon Completion, constitute 100% of the issued share capital of the Company and the Transaction Shares will be sold free from all liens, charges, third party rights and encumbrances of whatever nature and will be credited as fully paid in the manner referred to in Clause 2.02 and will rank pari passu in all respects as one class of shares with the remainder of the ordinary shares in the capital of the Company and will rank pari passu for all dividends and other distributions hereafter declared, made or paid on the issued ordinary share capital of the Company on and with effect from Completion.

8. All statutory and other books and records of the Company are and have, since its incorporation, been kept up to date, and will on Completion be up to date and properly, accurately and consistently completed and are a complete or will on Completion be complete and show an accurate record of all acts and transactions of the Company and of all matters required by law or best business practice to be recorded or registered therein and all such documents are in the possession of the Company. The Company has not received any notice of any application or intended application under the International Business Companies Act of the British Virgin Islands for rectification of the Company's register and all annual or other returns required to be filed with the Registrar of Companies of the British Virgin Islands have been properly filed within any applicable time limit and all legal requirements relating to the formation of the Company and the issue of shares and other securities have been complied with.

Trading and General Commercial Matters

9. The Company has good and marketable title to all stocks used in its business free from any liens, mortgages, charges, encumbrances or other third party rights and the stock is in good condition and of normal merchantable quality and capable of being sold by the Company in the ordinary course of business.

10. The fixed and loose plant, machinery, furniture, fixtures and fittings, equipment and vehicles and the tangible assets used in connection with the business of the Company and all other fixed assets referred to in the Accounts and any additions thereto made since the Accounting Date are the sole and absolute property of and held by the Company free from any liens, mortgages, charges, encumbrances, hire or hire purchase agreements, credit sale agreements or agreements for payment on deferred terms or bills of sale and the Company has good and marketable title thereto and all such assets are in the possession or under the control of the Company and, where it is disclosed that any such assets have been disposed of, they have not been disposed of at less than book value. Neither the construction, positioning nor use of any of the Company's assets, nor the assets themselves contravene any relevant provision of any legislation, regulation or other requirement having the force of law, and all such assets owned or used by the Company are in good repair and capable of being used for the purposes for which they were designed, acquired or used by the Company and have throughout their period of ownership by the Company been maintained and serviced in accordance with their manufacturers' recommendations.

11. There are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or unusual liabilities given, made or incurred by or on behalf of the Company.

12. The books of accounts of the Company accurately present and reflect in accordance with generally accepted accounting principles and standards within the Company's jurisdiction of incorporation, a true and fair view of all assets and liabilities (including any liability for Taxation) of the Company and all transactions entered into by the Company or to which it has been a party and all documents which are subject to stamp or similar duty have been duly stamped.

13.   The Company is not a party to :-

      (a) any contract which involves or is likely to involve obligations, restrictions or expenditure of an unusual or onerous nature or which, in accordance with its terms, cannot or will not be fulfilled or performed within three (3) months from the date of such contract;

      (b) any contract materially or adversely affecting its business or assets or restricting the Company's freedom of action in relation to its normal business activities;

      (c)   any contracts not made in the ordinary course of business;

      (d) any contracts for the purchase of materials, supplies or equipment which are in excess of the requirements of the Company for its normal operating purposes or require expenditure in excess of fifty thousand Hong Kong dollars (HK$50,000.00);

      (e) any sales agency, distribution, marketing, purchasing or licensing agreements;

      (f) any joint venture, agency or partnership arrangement or agreement or similar arrangement or agreement except for this Agreement;

      (g) any contract for services (other than contracts for the supply of normal office services).

14. There are no contracts or obligations, agreements or arrangements to which the Company is a party or by which the Company is bound which are void, illegal, unenforceable, registrable or notifiable under or contravening any laws or regulations.

15. There are no agreements (including any lease or license) concerning the Company which can be terminated or which have been terminated or under which the rights of any person are liable to be materially adversely affected as a result of a change in control of the Company or in the composition of the Board of Directors of the Company.

16. The Company has no liabilities except liabilities arising in the ordinary course of business under purchase orders, supply contracts, sale contracts, or other liabilities not required by generally accepted accounting principles to be referred to in the Accounts and the Company is not owed any moneys other than trade debts and cash at bank.

17. The Company has provided to the Purchaser full and accurate details of each bank, or other financial institution at which the Company has an account or safety deposit box and the names of all persons authorised to draw thereon or have access thereto.

18. All amounts received by the Company have been deposited with one or other such banks or other financial institutions as appear in the appropriate accounting books.

19. There are no loans, guarantees, pledges, mortgages, charges, liens, debentures, encumbrances or liabilities given, made or incurred by or on behalf of the Company (and, in particular, but without limiting the foregoing, no loans have been made by or on behalf of the Company to any directors or shareholders of the Company) and no director or other person has given any guarantee of or security for any financial or other obligation of the Company.

20. The Company is not in default under any provision of any contract or agreement (including any lease or license) to which it is a party or by which it is bound and no event has occurred which constitutes a default, or which with the giving of notice or the passage of time or otherwise, would constitute a default under such contract or agreement (including any lease or license) or which would require the premature repayment of any loans or other amounts due thereunder and no party with whom the Company has entered into any agreement is in default thereunder.

21. Other than the authorization given to the Seller to attend to the change of name of the building of which the Properties form part to "Immtech Building", the Company has given no powers of attorney and no other authority express, implied or ostensible which is still outstanding or effective to any person to enter into any contract or commitment to do anything on its behalf other than the authority of employees to enter into routine trading contracts in the normal course of their duties.

22. The Company is not the subject of any official investigation or inquiry and there are no facts or circumstances which are likely to give rise to any such investigation or inquiry.

23. The Company has at all times carried on its business in compliance with all, and is not in violation of any applicable laws and regulations and neither the Company, nor any of its officers, has committed any criminal offence or any tort or any breach of the requirements or conditions of any statute, treaty, regulation, bye-law or other obligation relating to the Company or the carrying on of its business and without prejudice to the generality of the foregoing the Company has obtained all licenses and consents necessary for the carrying on of its current business, and all such licenses and consents are valid and subsisting and all conditions attached thereto have been complied with in full and there is no reason why any of them should be suspended, cancelled or revoked.

24. There is no order, decree or judgment of any court or any governmental or regulatory authority (whether of Hong Kong or any other jurisdiction) applicable to or binding upon the Company. There is no provision of any statute, rule or regulation applicable to or binding upon the Company which adversely affects the business, prospects, assets or condition, financial or otherwise, of the Company.

25. Save as required by applicable law, there is no restriction whatsoever on the ability of the Company to declare and pay any dividends or to make other distributions.

26. The directors of the Company will not pending Completion invite any employees of the Company, including executive directors, to enter into any options to subscribe for Shares or receive any other incentive from the Company or any Seller.

The Properties

27. The Properties comprise all the properties and premises owned or occupied by the Company and any of its subsidiaries or associates at the date hereof and all the estate, interest, right and title whatsoever of the Company and/ or any of its subsidiaries or associates in, under, over or in respect of any properties or premises and the descriptions set out in
      Schedule 2 are correct and not misleading.

28. Life Science possesses good title to the Properties free and clear of all claims, charges, mortgages, liens, encumbrances, leases, tenancies, options, covenants, restrictions, conditions or other agreements affecting the same and Life Science has exclusive and unfettered possession of the Properties. The Properties are fully capable of being used as a plant for pharmaceutical manufacturing and do not possess any attribute that may affect any such plant to be operated in the Properties from satisfying the relevant Good Manufacturing Practice standard.

29. The title to the Properties is properly constituted by and can be deduced from documents of title which are in the possession and under the control of Life Science and Life Science is the registered and beneficial owner of the Properties and there are no entries in the relevant PRC authorities or elsewhere against the Properties which are adverse to the title of Life Science to any of the Properties.

30. The present use of the Properties is a permitted use for the purpose of the relevant planning or building regulations and is not adversely affected or likely to be adversely affected by any planning proposals and Life Science is not a temporary user or user subject to any conditions giving rise to abnormal expenditure.

31. The Properties are not affected by any order or notice of or proceedings involving any governmental or local authority or other body or any agreement with any of the same or by any notices served by the Company or its wholly-owned subsidiary on any such authority or body.

32. The Properties comply with all statutes, regulations, bye-laws and other relevant legislation.

33. All policies of insurance relating to the Properties (including fixtures, fittings and consents) are current and valid, cover the full re-instatement value thereof (including where the relevant property is let, five (5) years' loss of rent and where the relevant property is under construction, a contractor's all risks policy) and are not subject to any special or unusual terms or restrictions or to the payment of any premium in excess of the normal rate for policies of the same kind and in respect of policies on properties held on lease where the Company is responsible for maintaining insurance, the policy conforms in all respects with the requirements of the lease under which each of the Properties is held.

34. The Company has entered into agreements with water, sewage and other utilities authority for the supply of water, sewerage and other utilities and all such agreements are in full force and effect.

35. There are no mortgages, charges or debentures affecting any of the Properties.


Confidential Information

36. The Company does not use any processes and is not engaged in any activities which involve the misuse of any know-how, lists of customers or suppliers, trade secrets, technical processes or other confidential information ("Confidential Information") belonging to any third party. There has been no actual or alleged misuse by any person of any of its Confidential Information. The Company has not disclosed to any person any of its Confidential Information except where such disclosure was properly made in the normal course of the Company's business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Confidential Information and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Company.


Intellectual Property Rights

37. The Company does not use any processes and is not engaged in any activities which infringe any patents, copyrights, trademarks, designs, business names or other registrable or unregistrable intellectual property rights ("Intellectual Property Rights") of any third party. The Company does not own or use any Intellectual Property Rights in connection with its business.


Business Names

38.   The Company does not carry on business under any name other than its own.


Insurance

39. All assets of the Company of an insurable nature have at all times been and are insured in amounts to the full replacement value thereof against such risks as are in accordance with good commercial practice normally insured against in the PRC and the Company has at all times been adequately covered against accident, third party, public liability, product liability and other risks normally covered by insurance and nothing has been done or omitted to be done by or on behalf of the Company which would make any policy of insurance void or voidable or enable the insurers to avoid the same and there is no claim outstanding under any such policy and there are no circumstances likely to give rise to such a claim or result in an increased rate of premium on their next renewal.

40. All information furnished in obtaining or renewing the insurance policies of the Company was correct, full and accurate when given and any change in that information required to be given was correctly given. The Company is not in default under any of these policies.

41. The Company has not suffered any uninsured, extraordinary or unusual losses nor waived any rights of material or substantial value nor allowed any insurance to lapse.


Litigation

42. The Company is not engaged in any litigation, arbitration, prosecution or other legal proceedings nor is there any such proceeding pending or to the knowledge of the Company threatened against or involving the Company (whether as plaintiff or defendant or otherwise) nor is there any claim or any fact or circumstance which may give rise to a claim against the Company or against any person for whose acts or defaults the Company may be vicariously liable.

43. In particular but without prejudice to the generality of the foregoing there are no disputes between the Company and its customers, suppliers or employees in relation to defective or unsafe goods, plant or work or any loss, damage or personal injury resulting therefrom.

44. There is no unsatisfied judgment, court order or tribunal or arbitral award outstanding against the Company and no distress, execution or process has been levied on any part of its business or assets.


Matters since the Accounting Date

45. Since the Accounting Date:

      (a) Save for this Agreement, the Company has not incurred or become subject to any liability (whether for Taxation or otherwise) or obligation (absolute or contingent);

      (b) to the best knowledge of the Company, no event, circumstance, occurrence, fact, condition, change or effect that is adverse to the business, operations, results of operations, financial condition, prospects, properties, assets or liabilities of the Company has occurred or is likely to occur;

      (c) there has been no interruption or alteration in the nature, scope or manner of the business of the Company which business has been carried on lawfully and in the ordinary and usual course of business so as to maintain it as going concern;

      (d) there has been no adverse change in the customer relations of the said business or in the financial condition or the position, prospects, assets or liabilities of the said business or the Company as compared with the position disclosed by the Accounts and no damage, destruction or loss (whether or not covered by insurance) affecting the said business or its assets;

      (e) the Company has continued to pay its creditors in the ordinary course of business;

      (f) no tender, quotation or offer issued by the Company and still outstanding is or will be capable of giving rise to a contract merely by an order, acceptance or other action by another party;

      (g) the Company has not repaid any loan capital in whole or in part (other than indebtedness to its bankers) nor has it become bound or liable to be called upon to repay prematurely any loan capital or borrowed moneys;

      (h)   the Company has not waived or released any rights howsoever arising;

      (i) the Company has not incurred any capital expenditures, made any capital commitments or disposed of any fixed assets;

      (j)   the Company has not hired or dismissed any employees;

      (k) no sum or benefit has been paid, applied or voted to any officer or employee of the Company by way of remuneration, bonus, incentive or otherwise in excess of the amounts paid or distributed to them by the Company at the Accounting Date so as to increase their total remuneration and no new service agreements have been made or renewed by the Company since the Accounting Date and the Company is under no contractual or other obligation in respect thereof nor has the Company changed the terms of service of any officer or employee;

      (l) no dividends, bonuses or other distributions have been paid or made in respect of any of the Shares;

      (m) no share or loan capital of the Company has been issued or agreed to be issued or any option or right therefor granted;

      (n) the Company has not undergone any capital reorganisation or change in its capital structure;

      (o) no resolutions have been passed other than the resolutions to approve this transaction, by the Company and nothing has been done in the conduct or management of the affairs of the Company which would be likely to materially reduce the net asset value of the Company;

      (p) the Company has not incurred or become subject to any liability or obligation (absolute or contingent) except current liabilities and obligations incurred under contracts entered into in the ordinary course of business; and

      (q) the Company has not discharged or satisfied any lien or encumbrance or any other obligation or liability (absolute or contingent) other than liabilities disclosed in the Accounts as at the Accounting Date and current liabilities incurred since the Accounting Date in the ordinary course of business.


Accuracy of Information Provided

46. All information contained in this Agreement (including the recitals and the Schedules) is true and accurate.

47. All written information given or provided to the Purchaser and its professional advisers by the Company, its professional advisers and the officers of the Company during the negotiations prior to this Agreement was when given, and is at the date hereof, true and accurate and all statements of opinion, intention or expectation in relation to the Company contained in such information were as at the time of such disclosure and will, immediately prior to Completion, having regard to circumstances then subsisting, remain truly and honestly held and had been made after due and careful consideration. There is no fact, omission, matter or circumstance which has not been disclosed in writing to the Purchaser or its professional advisers which renders any such information untrue, inaccurate or misleading or which might reasonably affect the willingness of the Purchaser to proceed with the purchase of the Transaction Shares on the terms of this Agreement.

48. There is no fact or matter concerning the Company and its business and affairs which has not on the basis of the utmost good faith been disclosed prior to the date of this Agreement in writing to the Purchaser by the Company which might reasonably affect the willingness of the Purchaser to proceed with the purchase of the Transaction Shares on the terms of this Agreement.



General

49. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach or cancellation or termination of any of the terms or conditions of or constitute a default under any agreement, commitment or other instrument to which the Company is a party or by which the Company or its property or assets may be bound or affected or violate any law or any rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental body affecting the Company.

                                   SCHEDULE 4

                                Deed of Indemnity

THIS DEED OF INDEMNITY is made on the 28th day of November 2003


BETWEEN


(1) Mr. CHAN KON FUNG of Flat B, 16th Floor, 132 Broadway, Mei Foo Sun Chuen, Kowloon, Hong Kong (the "Seller");

(2) IMMTECH INTERNATIONAL, INC., a company incorporated in Delaware with its principal place of business at Suite 150, 150 Fairway Drive, Vernon Hills, IL 60061, United States of America (the "Purchaser"); and

(3) SUPER INSIGHT LIMITED, a company incorporated in the British Virgin Islands under the International Business Companies Act of the British Virgin Islands with Certificate of Incorporation numbered 539689 whose registered office is at the offices of Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "Company").



WHEREAS

(A) By a Share Purchase Agreement dated 28 November 2003 (the "Agreement") made between (1) the Seller, (2) the Purchaser and (3) the Company, the Purchaser has agreed, inter alia, to purchase and the Seller has agreed, inter alia, to sell the Transaction Shares (as defined in the Agreement) on the terms and conditions therein contained, and the Seller has agreed to guarantee the obligations of the Company thereunder.

(B) It is a condition of the completion of the Agreement that the Seller deliver to the Purchaser this Deed of Indemnity as duly executed.

NOW THIS DEED WITNESSES as follows:-

1.    INTERPRETATION

1.01  In this Deed, unless the context requires otherwise:-

      (a) words and expressions and other rules of interpretation defined, used or set out in the Agreement have the same meanings and application in this Deed;

      (b) "Claim" means any assessment, notice, demand or other document issued or action taken by or on behalf of any person, authority or body whatsoever and of whatever country from which it appears that the Company is liable or is sought to be made liable to make any payment or is deprived or is sought to be deprived of any relief or allowance or credit or right to repayment of Taxation;

      (c) "event" includes (without limitation) the death of any person, any action, omission or transaction whether or not the Company is a party thereto and includes completion of the purchase of the Transaction Shares by the Purchaser and references to the result of events on or before the date hereof shall include the combined result of two or more events one or more of which shall have taken place before the date hereof;

      (d) references to income or profits or gains earned, accrued or received shall include income or profits or gains deemed to have been or treated as or regarded as earned, accrued or received for the purposes of any legislation;

      (e) references to a Claim shall include any Claim whether made before or after the date hereof and whether satisfied or unsatisfied at the date hereof and shall also include:

            (i) the loss of any relief, allowance or credit granted by or pursuant to any legislation or otherwise for Taxation purposes which could but for the Claim in question have been available to the Purchaser or the Company whether or not the said loss results in any Taxation being payable at the time of such loss; and

            (ii) the nullifying or cancellation of a right to repayment of Taxation which would have been so available or is at the date hereof assumed by the Company or the Purchaser to be available;

            and in such a case the amount of Taxation which could otherwise have been relieved, allowed or credited by the relief allowance or credit so lost or the amount of repayment which would otherwise have been obtained shall be treated as an amount of Taxation for which a liability has arisen; and

      (f) references to the Agreement shall be construed as references to the Agreement as amended or supplemented from time to time.


1.02 The expressions "the Company", "the Seller" and "the Purchaser" shall, where the context permits, include their respective successors, personal representatives and assigns.


2.    INDEMNITY

      Subject as hereinafter provided, the Seller hereby undertakes to indemnify and keep indemnified the Purchaser (for itself and as trustee for the Company) and the Company against any loss or liability suffered by the Purchaser or the Company including, but not limited to, losses resulting from any breach of representations, warranties or covenants contained in this Deed or the Share Purchase Agreement and any diminution in the value of the assets of or shares in the Company, any payment made or required to be made by the Purchaser or the Company and any costs and expenses incurred as a result of or in connection with any Claim falling on the Company resulting from or by reference to any income, profits or gains earned, accrued or received on or before the date hereof or any event on or before the date hereof whether alone or in conjunction with other circumstances and whether or not such is chargeable against or attributable to any other person, firm or company.

3.    EXCEPTIONS

      The indemnities given by this Deed do not cover any Claim:

      (a) to the extent that provision or reserve in respect thereof has been made in the Accounts or to the extent that payment or discharge of such Claim has been taken into account therein; or

      (b) for which the Company is primarily liable as a result of transactions in the ordinary course of its business after the Accounting Date.

4.    COSTS AND EXPENSES

      The indemnities given by this Deed shall cover all costs and expenses (on a full indemnity basis) incurred by the Purchaser or the Company in connection with any Claim, and any penalties, fines or interest payable by the Purchaser or the Company relating to any Claim for which the Seller is liable under this Deed.

5.    REIMBURSEMENT

      In the event that any Claim the subject of an indemnity hereunder is or has been discharged (whether by payment or by the loss of any relief, allowance, credit or right to repayment of Taxation) or suffered by the Company the indemnity given hereunder shall take effect as a covenant by the Seller forthwith to reimburse the Company for any amount so paid or to compensate the Company for any loss of relief, allowance, credit or right to repayment so suffered.

6.    SET-OFF AND DEDUCTIONS

      All payments to be made by the Seller under this Deed shall be made in full without set-off or counterclaim or any restriction or condition and free and clear of any present or future taxes, duties, charges or other deductions or withholdings of any nature. If any deduction or withholding is required by law to be made from any such payment the Seller shall, together with such payment, pay such additional amount as is necessary to ensure that the recipient receives the full amount due hereunder.

7.    WAIVER AND SEVERABILITY

      No failure or delay by the Purchaser or the Company in exercising any right, power or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power of remedy. If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Deed shall not be affected or impaired thereby.

8.    ASSIGNMENT

      The Purchaser and the Company may assign their respective rights and benefits under this Deed.

9.    NOTICES

      Each notice, demand or other communication given or made hereunder shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) days' prior written notice specified to the other parties):

            To the Seller:          Name:       Mr. Chan Kon Fung
                                    Address:    Flat B, 16th Floor, 132
                                                Broadway, Mei Foo Sun Chuen,
                                                Kowloon, Hong Kong
                                    Fax Number: (852) 2541 5381

            To the Purchaser:       Name:       Immtech International, Inc.
                                    Address:    150 Fairway Drive, Suite 150,
                                                Vernon Hills, IL 60061,
                                                United States of America
                                    Fax Number: (001)-847-573-8288
                                    Attention:  Mr. T. Stephen Thompson

            To the Company:         Name:       Super Insight Limited
                                    Address:    35th Floor, One Exchange
                                                Square, 8 Connaught Place,
                                                Central,
                                                Hong Kong
                                    Fax Number: (852) 3102 0698
                                    Attention:  Ms. Lau Ching Yin Judy


      Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when dispatched.

10.   GOVERNING LAW; ARBITRATION

      (a) Any dispute arising out of or in connection with this Deed of Indemnity shall be exclusively settled by confidential arbitration in Hong Kong at the Hong Kong International Arbitration Centre according to its rules. The arbitration shall be conducted by three arbitrators, one selected by the Purchaser, one selected by the Seller, and the third by the two so selected within 21 days from the date the relevant dispute arises. The judgment of a majority of the arbitrators may be entered and enforced in any court of competent jurisdiction. The arbitrators shall have no authority to amend this Deed of Indemnity.

      (b) This Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong, without regard to its laws regarding conflict of laws.

      (c) The allocation of the costs relating to the arbitration as contemplated in this Clause 10 shall be determined by the decree of a majority of the arbitrators.

IN WITNESS WHEREOF this Deed has been executed on the day and year first above written.

SIGNED, SEALED AND DELIVERED     )
by /s/ Chan Kon Fung             )
   ----------------------------  )
Mr. Chan Kon Fung                )
in the presence of:              )

/s/ Carson Wen
-------------------------------
Carson Wen
Solicitor; Hong Kong
Heller Ehrman White & McAuliffe



SEALED with the COMMON SEAL OF   )
IMMTECH INTERNATIONAL, INC.      )
and SIGNED by                    )
/s/ T. Stephen Thompson          )
-------------------------------  )
T. Stephen Thompson              )
its director(s)/ person(s)       )
 duly authorized by              )
its Board of Directors           )
in the presence of:              )




SEALED with the COMMON SEAL OF   )
SUPER INSIGHT LIMITED            )
and SIGNED by                    )
/s/ Chan Kon Fung                )
-------------------------------  )
Chan Kon Fung                    )
its director(s)/ person(s) duly  )
 authorized by                   )
its Board of Directors           )
in the presence of:              )

/s/ Carson Wen
-------------------------------
Carson Wen
Solicitor; Hong Kong
Heller Ehrman White & McAuliffe